UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 22, 2008 (August 19, 2008)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2008, NeurogesX, Inc. (“NGSX”), a Delaware corporation, entered into a manufacturing and supply agreement (the “Agreement”) with Formosa Laboratories Inc. (“Formosa”), a Taiwanese corporation. Under the Agreement, Formosa has agreed to supply NGSX with trans-capsaicin, the active pharmaceutical ingredient for use in NGSX’ lead product candidate, NGX-4010.

The Agreement initially expires on August 19, 2018, and NGSX has the sole option to extend the term for additional two (2) year periods by providing written notice to Formosa at least six (6) months prior to the end of the then-current term. The Agreement contains customary commercial terms regarding forecasting, ordering, current Good Manufacturing Practices (cGMP), compliance and quality.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

10.1 *	Manufacturing and Supply Agreement, effective as of August 19, 2008 between Neurogesx, Inc. and Formosa Laboratories, Inc.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: August 22, 2008	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 *	Manufacturing and Supply Agreement, effective as of August 19, 2008 between Neurogesx, Inc. and Formosa Laboratories, Inc.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.